SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          CATHERINES STORES CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                                October 22, 1998
                             (Date of earliest event
                           reported: October 1, 1998)

Tennessee                                000-19372               62-1460411
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
Incorporation)                                               Identification No.)


3742 Lamar Avenue                                           38118
Memphis, Tennessee                                        (Zip Code)
(Address of Principal Executive Offices)

                                 (901) 363-3900
                         (Registrant's telephone number,
                              including area code)

                                       N/A
                         (Former Name or Former Address,
                          if Changed Since Last Report)


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Item 5.  Other Events.

     Pursuant to discussions held during its September 2, 1998 regular joint meeting of directors, the Board of Directors of the registrant and its wholly-owned operating subsidiary, Catherines, Inc. (the "Subsidiary"), unanimously approved amendments to the executive employment agreements between the Subsidiary and each of Bernard J. Wein, David C. Forell and Stanley H. Grossman (each, an "Executive" and collectively, the "Executives"). Messrs. Wein, Forell and Grossman are members of the Board of Directors of registrant and Subsidiary, and they currently serve, respectively, as the President and Chief Executive Officer, the Executive Vice President, Chief Financial Officer and Secretary, and the Executive Vice
President -- Merchandising, of registrant and Subsidiary.

     The executive employment agreements have provided for certain lump sum severance payments by Subsidiary to the Executives in the event of certain terminations of employment. The amendments provide for incremental changes in such lump sums upon a termination of their employment with Subsidiary, either by Subsidiary other than for cause or by themselves as a result of material adverse changes in their duties and responsibilities, within two years following a "change of control" (as defined therein) of Subsidiary or registrant. The lump sum payment of a multiple of the Executive's annual salary and target bonus in effect at the time of his termination will equal, in the case of Mr. Wein, a three times
(formerly two times) multiple and, in the case of Messrs. Forell and Grossman, a two times (formerly one and one-half times) multiple. The amendments also provide that the severance payments are to be increased for any federal excise taxes imposed with respect to such payments and any federal and state income taxes payable as a result of Subsidiary's payment of the initial excise taxes on behalf of the Executives.

Item 7.  Exhibits

     1. First Amendment to Executive Employment Agreement dated as of October 1, 1998, between Catherines, Inc. and Bernard J. Wein.

     2. First Amendment to Executive Employment Agreement dated as of October 1, 1998, between Catherines, Inc. and David C. Forell.

     3. Second Amendment to Executive Employment Agreement dated as of October 1, 1998, between Catherines, Inc. and Stanley H. Grossman.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CATHERINES STORES CORPORATION


Date:    October 21, 1998                        By:
                                                 David C. Forell,
                                                 Executive Vice President
                                                 and Chief Financial Officer


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